UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2011

U.S. AUTO PARTS NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33264	68-0623433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17150 South Margay Avenue, Carson, CA 90746

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 735-0085

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of U.S. Auto Parts Network, Inc. (the “Company”) approved the payment of bonus compensation pursuant to the Company’s 2010 compensation plan, which was approved by the Compensation Committee on December 22, 2009, to certain of the Company’s officers as set forth below. In determining the amount of bonus compensation to be awarded to each officer, the Compensation Committee evaluated the accomplishment of Company goals during fiscal year 2010 and the individual performances of each officer. As previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on December 29, 2009, Messrs. Evangelist, Coleman and Sanders each elected to receive 50% of his bonus under the 2010 compensation plan in shares of the Company’s common stock, with the number of shares calculated based upon the price of the Company’s Common Stock at the close of business on January 4, 2010.

Officer	Cash	Stock
Shane Evangelist	$137,230	29,747 shares

Aaron E. Coleman	$71,000	14,343 shares

Ted Sanders	$76,875	15,530 shares

Houman Akhavan	$95,000	n/a

Charlie Fischer	$88,200	n/a

On February 23, 2011, the Compensation Committee granted options to purchase 60,000 shares of the Company’s common stock to Aaron E. Coleman, the Company’s Chief Operating Officer and options to purchase 50,000 shares of the Company’s common stock to Houman Akhavan, the Company’s Vice President of Marketing. The options were granted pursuant to the Company’s 2007 Omnibus Incentive Plan, and vest 25% on the first anniversary date of the grant and monthly for the next 36 months thereafter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2011

U.S. AUTO PARTS NETWORK, INC.

By:	/s/ THEODORE R. SANDERS
Theodore R. Sanders Chief Financial Officer